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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Allergan, Inc.:

We consent to the use of our report dated January 24, 2000 incorporated by reference in the registration statement on Form S-3 of Allergan, Inc., relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /S/ KPMG LLP



Orange County, California
November 20, 2000